Exhibit 16


September 21, 2005


Securities and Exchange Commission
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Gift Liquidators, Inc. dated September 21, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Evans, Gaither & Associates, PLLC